EXHIBIT 23.1


                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated November 25, 1996 appearing on page 28 of The Walt Disney Company's Annual Report on Form 10-K for the year ended September 30, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.




/s/ PRICE WATERHOUSE LLP

Century City, California
August 22, 1997